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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment Number 2 to Registration Statement No. 333-11737 of MLC Holdings, Inc. of our report dated September 1, 1996, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/
Deloitte & Touche LLP
Washington, D.C.
October 29, 1996